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Exhibit 3.20

BYLAWS
OF
NORAMPAC TEXAS GP INC.

ARTICLE I
SHAREHOLDERS

        Section 1.01    Annual Meeting.    The annual meeting of shareholders for the election of directors and the transaction of such other business as may come before it shall be held at the principal office of the Corporation, unless otherwise determined by the Board of Directors, at such time as the Board of Directors may determine, on the 15th day of July in each year, unless such day be a holiday, in which case it shall be held on the next succeeding business day.

        Section 1.02    Special Meetings.    Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, Vice President or the Secretary or by resolution of the Board of Directors and shall be called at any time by the Secretary at the request in writing of the shareholders owning twenty percent (20%) of the stock of the Corporation then entitled to vote for the election of directors. Special meetings of the shareholders shall be held at such place, within or without the State of Texas, as shall be stated in the notice of meeting or waiver thereof.

        Section 1.03    Quorum.    Except as otherwise required by law, the holders of a majority of the outstanding stock entitled to vote, present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the shareholders. If the holders of the amount of stock necessary to constitute a quorum at any annual or special meeting of the shareholders shall fail to attend in person or by proxy, the holders of a majority of the votes of the shareholders entitled to vote thereat and present in person or by proxy, may adjourn any such meeting from time to time without notice other than by announcement at the meeting until holders of the amount of stock requisite to constitute a quorum shall be present in person or by proxy. The holders of a majority of the votes of the shareholders entitled to vote at any meeting of the shareholders, and present in person or by proxy, may also adjourn any annual or special meeting from time to time without notice, other than by announcement at the meeting, until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment or adjournments thereof shall have been completed. At any such adjourned meeting at which a quorum may be present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified or called.

        Section 1.04    Organization.    The President of the Corporation, and in the event of his absence, a Vice President of the Corporation, shall call meetings of the shareholders to order and shall act as Chairman of such meetings. In the absence of the President and a Vice President of the Corporation, the shareholders present by majority vote may appoint a chairman. The Secretary of the Corporation, or in his absence, an Assistant Secretary shall act as Secretary of all meetings of the shareholders but in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

        Section 1.05    Shareholders Entitled to Vote.    Each shareholder of record entitled to vote in accordance with the Articles of Incorporation, Bylaws, and the provisions of the Texas Business Corporation Act, shall be entitled to one vote for each share of stock entitled to vote standing in his name on the Stock and Transfer Books and records of the Corporation at every meeting of the shareholders. Shares of its own capital stock belonging to the Corporation shall not be voted directly or indirectly.

        Section 1.06    Proxies.    Each such shareholder may vote by proxy appointed by instrument in writing and subscribed by the shareholder or the duly authorized attorney of such shareholder, but no proxy shall be voted after eleven months from its date, unless said proxy expressly provides for a longer period and, except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote, as hereinafter provided, no share of stock shall be voted at any election for directors which has been transferred on the books of the Corporation subsequent to the record date determined in accordance with Section 1.10.

        Section 1.07    Voting by Fiduciaries and Pledgors.    It shall not be necessary for any administrator, executor, guardian, conservator or trustee holding shares of stock with voting rights of the Corporation to obtain a court order authorizing him to vote such shares, provided such rights may be voted by him under Section F of Article 2.29 of the Texas Business Corporation Act. The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon.

        Section 1.08    Voting of Shares Owned by Other Corporations.    Shares of stock of the Corporation standing in the name of another corporation and having voting rights may be voted by such officer, agent or proxy as the Bylaws of such other corporation may be prescribed, or, in the absence of such provision, as the Board of Directors of such other corporation may determine; or, in the absence of such provision or determination, as the President or any Vice President and Secretary or Assistant Secretary of such other corporation may by proxy designate.

        Section 1.09    Method of Voting.    All voting shall be viva voce except that, upon the determination of the presiding officer of any meeting or upon demand of any qualified voter or his proxy, voting on any further question or questions at any meeting shall be by ballot. All elections and all other questions shall be decided by a majority of the votes cast except as otherwise provided by the laws of the State of Texas, the certificate of incorporation, or other certificate filed pursuant to law, or these Bylaws. Where voting is by ballot each ballot shall be signed by the shareholder voting or by his proxy, and shall state the number of shares voted.

        Section 1.10    Record Date.    The Board of Directors shall have the power to close the transfer books of the Corporation, or, in lieu thereof, fix a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, as hereinafter provided.

        Section 1.11    List of Shareholders.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of the shareholders a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be open for a period of ten (10) days prior to such meeting at the place where said election is to be held, for the examination of any shareholder, and shall be produced and kept at the place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present. Upon the willful neglect or refusal of the said officers or directors to produce such a list at any election, they shall be ineligible for election to any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are the shareholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at such election. Such list shall also be produced and kept open at the place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

ARTICLE II
BOARD OF DIRECTORS

        Section 2.01    Management of Business.    The business and property of the Corporation shall be managed and controlled by a Board of Directors. Directors need not be shareholders.

        Section 2.02    Number, Tenure and Qualifications.    The number of directors of the Corporation shall be no more than five. The number of directors may be increased from time to time by amendment to these Bylaws. Each director shall hold office until the next annual meeting of the shareholders and until his successors shall have been elected and qualified. Directors need not be residents of the state of Texas or shareholders of the Corporation.

        Section 2.03    Election.    The directors shall be elected at the annual meeting of the shareholders or at the adjourned annual meeting, and each director shall be elected to hold office, subject to the provisions of Section 2.06 and 2.07 hereof, until his successor shall be elected and shall qualify.

        Section 2.04    Newly Created Directorships.    If the number of directors is increased during the period intervening between annual shareholders' meetings, the newly created directorships resulting from the increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office, subject to the provisions of Section 2.06 and 2.07 hereof, until the next annual election and until their successors shall be duly elected and shall qualify.

        Section 2.05    Filling of Vacancies.    In case of any vacancies in the Board of Directors through death, resignation, disqualification, removal or other cause, the vacancies thus created may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office, subject to the provisions of Section 2.06 and 2.07 hereof, until the next annual election and until their successors shall be duly elected and shall qualify.

        Section 2.06    Resignations.    Any director or officer of this Corporation may resign at any time by giving written notice to the Board of Directors, or the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the addressee; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 2.07    Removal.    Any director or the entire Board of Directors may be removed from office, with or without cause, upon the affirmative vote of a majority in number of the entire Board of Directors or upon the affirmative vote of a majority in the number of shares of the shareholders of the Corporation then entitled to vote at any special meeting of the shareholders, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting, or the waiver of notice.

        Section 2.08    Powers.    In addition to the powers and authority expressly conferred upon the Board of Directors by the laws of the State of Texas, by the Articles of Incorporation or other certificate filed pursuant to law, and by these Bylaws, the Board may exercise all the powers of the Corporation and do all such lawful acts and things as may be done by the Corporation which are not by the laws of the State of Texas or by the Articles of Incorporation or other certificate filed pursuant to law, or by these Bylaws directed or required to be exercised or done by the shareholders.

        Section 2.09    Annual Meeting.    The newly elected Board shall meet immediately following the meeting of the shareholders at which such newly elected Board was elected for the purpose of organization, election of officers or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or they may meet at such time and place as may be fixed by the consent in writing of all of the newly elected directors, or upon notice as provided in Section 7.03 hereof.

        Section 2.10    Regular and Special Meetings.    Regular meetings of the Board may be held at such times and places as shall from time to time by resolution be determined by the Board. Special meetings may be held when called by the President, Vice President, the Secretary or any two directors then in office.

        Section 2.11    Place of Meetings.    Except as otherwise provided in Section 2.09 hereof, meetings of the Board of Directors may be held at such place within or without the State of Texas as shall be stated in the notice of meeting or waiver thereof.

        Section 2.12    Quorum.    At all meetings of the Board of Directors, a majority of the Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained.

        Section 2.13    Order of Business.    At meetings of the Board of Directors business shall be transacted in such order as from time to time the Board of Directors may determine.

        Section 2.14    Compensation.    Directors as such shall not be entitled to receive any fixed sums for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be provided for attendance of Board meetings; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 2.15    Interest of Directors in Contracts.    No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are otherwise interested, or between the Corporation and any corporation or association in which one or more of its directors are shareholders, members, directors, officers or employees, or in which they are otherwise interested, shall be void or voidable by reason of such directorship in this Corporation or such interest in such other firm, corporation or association, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of this Corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if (i) the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve or ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote, or if (ii) the fact of such interest shall be disclosed or known to the shareholders and the shareholders by written consent or by vote of holders of record of majority of all the outstanding shares of stock entitled to vote, shall authorize, approve or ratify such contract or transaction; nor shall any director be liable to account to this Corporation for any profits realized by or from or through any such transaction or contract of the Corporation so authorized, ratified or approved by reason of such directorship or interest. Nothing herein contained shall create liability in the events above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner permitted by law. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

        Section 2.16    Liability of Directors in Certain Cases.    A director shall not be liable for his acts as such if he is excused from liability under Section B, Section C or Section D of Article 2.41 of the Texas Business Corporation Act; and, in addition, to the fullest extent permitted by the Texas Business Corporation Act, each officer or Director or member of the executive committee, shall, in the discharge of any duty imposed or power conferred upon him by the Corporation, be fully protected if, in the exercise of ordinary care, he acted in good faith and in reliance upon the written opinion of an attorney for the Corporation, the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in reliance upon other records of the Corporation.

        Section 2.17    Ratification by Shareholders or Directors of Certain Acts.    The directors in their discretion may submit any contract or act for approval or ratification at any shareholders' meeting, and any contract or act that shall be approved or be ratified by the vote of a majority of the shares represented in person or by proxy at such shareholders' meeting at which there is a quorum, shall be as valid and binding upon the Corporation and upon all the shareholders as if it had been approved or ratified by every shareholder. Any transaction questioned in any shareholder's derivative suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, non-disclosure, mis-computation, or the application of improper principles or practices of accounting may be ratified, unless prohibited by law, before or after judgment, by the Board of Directors or by the shareholders; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

        Section 2.18    Indemnification of Directors and Officers.    Each director and officer of the Corporation shall be indemnified by the Corporation against all expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, commenced after the date of the adoption of this Bylaw, in which he is made a party by reason of his being or having been a director or an officer of the Corporation, except in relation to the matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as such director or officer. The indemnification granted hereunder shall not be deemed exclusive of any other rights to which such director or officer may be entitled under any Bylaw, agreement, vote of shareholders, or at law, or in equity or otherwise. The provisions of this Article shall not be modified or repealed except by affirmative vote of a majority of the issued and outstanding voting stock of the Corporation.

        Section 2.19    Repayment of Excessive Compensation.    In the event that any payments made to an officer or director of the Corporation, whether the same be in the form of salary, commission, bonus, interest, rent, or entertainment expense incurred by said officer or director, which is disallowed in whole or in part as a deductible expense by the Internal Revenue Service, said officer and director shall reimburse the Corporation to the full extent of such disallowance. In lieu of payment by such officer or director, the Board of Directors may permit proportionate amounts to be withheld from the future compensation payments due the officer or director by the Corporation, until the amount owed to the Corporation by the officer or director has been recovered.

ARTICLE III
EXECUTIVE COMMITTEE

        Section 3.01    Executive Committee.    The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate from its members an Executive Committee (and may discontinue the same at any time by resolution passed by a majority of the Board) to consist of two or more of the directors of the Corporation. The members shall be appointed by the Board and shall hold office during the pleasure of the Board. The Executive Committee shall have and may exercise all the powers of the Board of Directors (when the Board is not in session) in the management of the business and affairs of the Corporation (and may authorize the seal of the Corporation to be affixed to all papers which may require it), except that the Executive Committee shall have no power (a) to elect directors; (b) to alter, amend or repeal these Bylaws or any resolution or resolutions of the directors designating an Executive Committee; (c) to declare any dividend or make any other distribution to the shareholders of the Corporation; or (d) to appoint any member of the Executive Committee. Regular meetings of the Executive Committee shall be held at such time and place as the Committee may determine. Notice of each meeting of the Executive Committee shall be given (or waived) in the same manner as notice for a directors' meeting, and a majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. Minutes of all such meetings shall be kept and presented to the Board of Directors upon request.

ARTICLE IV
OFFICERS

        Section 4.01    Number.    The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, a Secretary, a Treasurer and such number of Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, as the Board from time to time may determine. Any person may hold two or more offices at the same time. The President shall be chosen from among the Board of Directors, but the other officers need not be members of the Board.

        Section 4.02    Additional Officers.    The Board may appoint such other officers, agents and factors as it shall deem necessary.

        Section 4.03    Terms of Office.    The President, the Vice President(s), the Secretary and the Treasurer shall hold their offices until their successors are chosen and qualified, subject to the provisions of Section 4.04 hereof. All other officers shall hold office at the pleasure of the Board of Directors.

        Section 4.04    Removal.    Any officer, including, upon the choosing of a successor, the President, the Secretary, and the Treasurer, may be removed from office at any time by a majority vote of the entire Board of Directors with or without cause.

        Section 4.05    Powers and Duties of Officers.    The officers so chosen shall perform the duties and exercise the powers as follow as well as such other duties and powers, as may be assigned to them from time to time by the Board of Directors or the President:

  A.    President:    The President, subject to the control of the Board of Directors, shall be in general charge of the affairs of the Corporation in the ordinary course of its business; he shall preside at all meetings of the shareholders and of the Board of Directors. He may make, sign and execute all deeds, conveyances, assignments, bonds, contracts and other obligations and any and all other instruments and papers of any kind or character in the name of the Corporation; and, with the Secretary or any Assistant Secretary, he may sign all certificates for shares of the capital stock of the Corporation. He shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.

  B.    Vice President:    Each Vice President shall have the usual powers and duties pertaining to his office together with such other powers and duties as may be assigned to him by the Board of Directors, and the Vice President shall have and exercise the powers of the President during that officer's absence or inability to act. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

  C.    Treasurer:    The Treasurer shall have custody of all funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse, on behalf of the Corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be designated in the manner described by the Board of Directors; he may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account. He shall enter or cause to be entered regularly on the books of the Corporation to be kept by him for that purpose full and accurate accounts of all monies received and paid out on account of the Corporation. He shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors, give bond for the faithful discharge of his duties in such form and in such amount as the Board of Directors may require.

  D.    Assistant Treasurers:    Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as maybe assigned to him by the Board of Directors, and the Assistant Treasurer shall exercise the powers of the Treasurer during that officer's absence or inability to act.

  E.    Secretary:    The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose. He shall attend to the giving and serving of all notices. He may sign with the President or Vice President in the name of the Corporation all contracts, conveyances, transfers, assignments, authorizations and other instruments of the Corporation and affix the seal of the Corporation thereto. He may sign with the President or a Vice President all of the certificates for shares of the capital stock of the Corporation and affix the corporate seal of the Corporation thereto. He shall have charge of and maintain and keep the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to the inspection of any director upon request at the office of the Corporation during business hours, and he shall in general perform all duties incident to the office of Secretary subject to the control of the Board of Directors.

  F.    Assistant Secretaries:    Each Assistant Secretary shall have the usual powers and duties pertaining to the office, together with such other powers and duties as may be assigned to such office by the Board of Directors, and the Assistant Secretary shall exercise the powers of the Secretary during that officer's absence or inability to act.

        Section 4.06    Voting Securities Owned by the Corporation.    Powers of attorney, proxies, waivers of notice of meetings and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or Secretary or Treasurer and any such officer may, in the name and on behalf of the Corporation, take all such actions as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which this Corporation may own securities and at any meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.

ARTICLE V
BOOKS, DOCUMENTS AND ACCOUNTS

        Section 5.01    Inspection of Books.    The Board of Directors shall have the power to keep the books, documents and accounts of the Corporation outside of the State of Texas, except that the original or a duplicate stock ledger shall at all times be kept within the State of Texas. Except as otherwise expressly provided by the laws of the State of Texas and by the Articles of Incorporation or any amendment thereto, or by these Bylaws, and except as authorized by the directors or the shareholders, (a) no shareholder shall have any right to inspect any book, document or account of the Corporation and (b) the Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations the books, documents and accounts of the Corporation (other than the original or a duplicate stock ledger), or any of them, shall be open to the inspection of shareholders.

ARTICLE VI
CAPITAL STOCK

        Section 6.01    Stock Certificates.    The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the President, certifying the number of shares owned by him in the Corporation.

        Section 6.02    Transfers.    Stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Texas and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before the new certificate shall be issued. The Board of Directors may appoint a transfer agent and a registrar for each class of stock and may require all stock certificates to bear the signature of such transfer agent and of such registrar.

  Section 6.03    Restriction Against Transfer to Assure Subchapter S Treatment.

  A.    Restriction.    If the shareholders of the corporation elect to be taxed under Subchapter S, no shareholder shall thereafter transfer his shares, (i) to a person who does not consent to such election, or (ii) to a non-resident alien, or (iii) to a trust, corporation or other organization that may not be a shareholder of a corporation electing under Subchapter S, or (iv) to two or more persons if the effect thereof will be to increase the number of shareholders to a total in excess of the number of shareholders permitted from time to time to a Subchapter S corporation by the Internal Revenue Code of 1986. Such a transfer may be permitted by the prior consent of persons owning a majority of the outstanding shares of the corporation. No transfer of shares shall be registered unless prior thereto the person in whose name the shares are to be registered agrees in writing not to file a refusal to consent to the Subchapter S election. Such agreement shall be in a form satisfactory to counsel for the corporation.

  B.    Notation on Certificates.    If the shareholders of the Corporation elect to be taxed under Subchapter S, all shareholders shall surrender their certificates to the Secretary of the Corporation, or its duly appointed transfer agent, for entry of the following notation on all such certificates:

    "Section 6.03 of the bylaws of the corporation contains a restriction on transfer effective if the shareholders of the corporation elect to be taxed under Sub Chapter S. The corporation will furnish the record holder without charge upon written request to the corporation at its principal place of business or registered office a copy of section 6.03 of the bylaws."

        Section 6.04    Registered Holders.    The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Texas.

        Section 6.05    New Certificates.    The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by its, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond sufficient (in the judgment of the directors) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

        Section 6.06    Closing Transfer Books—Record Date.    The Board of Directors may close the stock transfer books of the Corporation for a period of not exceeding fifty days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect for a period of not exceeding fifty days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the directors are hereby authorized to fix in advance a date, not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record dated fixed as aforesaid.

        Section 6.07    Dividends.    The directors may declare dividends as and when they deem expedient and as may be permitted by law and under the provisions of the Texas Business Corporation Act. Before declaring any dividend there may be reserved out of the earned surplus for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE VII
NOTICES

        Section 7.01    Shareholders' Notices.    Except as otherwise provided in Sections 7.02 and 7.03 hereof, whenever shareholders are required or authorized to take any action at a meeting, the notice of the meeting shall be in writing and signed by the President, or a Vice President or the Secretary or an Assistant Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place within or without the State of Texas where it is to be held, and a copy thereof shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten or more than fifty days before the meeting. If mailed, it shall be directed to a shareholder at his address as it appears on the stock book. Except as otherwise expressly provided by law, no publication of any such notice shall be necessary.

        Section 7.02    Notices of Adjournment.    Notices need not be given of any adjourned meeting of shareholders or directors, special or regular, other than by announcement at the meeting which is being adjourned.

        Section 7.03    Waiver of Notice.    Whenever any notice whatever is required to be given under the provisions of the Texas Business Corporation Act, or the Articles of Incorporation or any amendment thereto, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken. Whenever any notice whatever is required to be given under the provisions of the Texas Business Corporation Act, or the Articles of Incorporation or any amendment thereto, or of these Bylaws, to any person with whom communication is made unlawfully by any law of the United States of America, or by any rule, regulation, proclamation or executive order issued under any such law, then the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person; and any action or meeting which shall be taken or held without notice to any such person or without giving or without applying for a license or permit to give any such notice to any such person with whom communication is made unlawful as aforesaid, shall have the same force and effect as if such notice had been given as provided under the provisions of the Texas Business Corporation Act, or under the provisions of the Articles of Incorporation or any amendment thereto, or of these Bylaws.

        Section 7.04    Directors' Notices.    Three days' notice of each regular or special meeting of the directors, stating the time and place of the meeting, shall be given to each director by delivered mail, by telegram or by personal communication either over the telephone or otherwise, except as otherwise provided in Sections 2.09, 7.02 and 7.03 hereof. Notice of any meeting of the Board of Directors need not state the purpose or purposes thereof unless herein expressly provided.

ARTICLE VIII
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

        Section 8.01    Authority to Contract.    The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or expressly authorized by the Bylaws, no officer or agent or employee shall have any power or authority to bind the Corporation by a contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

        Section 8.02    Loans to be Authorized.    No loan shall be contracted on behalf of the Corporation and no negotiable papers shall be issued in its name unless authorized by the vote of the Board of Directors.

        Section 8.03    Payment of Funds.    All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors; provided that no employee on leave of absence from the service of the Corporation shall be authorized to sign any check, draft or other order for the payment of money out of the funds of the Corporation.

        Section 8.04    Deposits.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may select, and for the purpose of such deposit the President, Vice President, the Treasurer, the Secretary or other officer or agent or employee of the Corporation to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

ARTICLE IX
MISCELLANEOUS

        Section 9.01    Offices.    The principal place of business and office of the Corporation shall be at such location as determined by the Board of Directors. The Corporation may also have offices at other places within and/or without the State of Texas.

        Section 9.02    Seal.    The corporate seal (if one is adopted by the Board of Directors) shall be circular in form and with the name of the Corporation inscribed around the margin and with a five pointed star in the center, or in such other form as may be prescribed by the Board of Directors.

        Section 9.03    Fiscal Year.    The fiscal year shall be as is from time to time determined by the Board of Directors.

        Section 9.04    Publication of False Statements.    If the directors or officers of the Corporation shall knowingly cause to be published or give out any written statement or report of the condition or business of the Corporation that is false in any material respect, the officers and directors causing such report or statement to be published, or given out, as assenting thereto, shall be jointly and severally liable for any loss or damage resulting therefrom.

        Section 9.05    Section Headings.    The headings of the Articles and Sections of these Bylaws are inserted for convenience or reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

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  Exhibit 3.20
BYLAWS OF NORAMPAC TEXAS GP INC.
ARTICLE I SHAREHOLDERS
ARTICLE II BOARD OF DIRECTORS
ARTICLE III EXECUTIVE COMMITTEE
ARTICLE IV OFFICERS
ARTICLE V BOOKS, DOCUMENTS AND ACCOUNTS
ARTICLE VI CAPITAL STOCK
ARTICLE VII NOTICES
ARTICLE VIII CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
ARTICLE IX MISCELLANEOUS